                            SCHEDULE 14A INFORMATION

          PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                    EXCHANGE ACT OF 1934 (AMENDMENT NO.   )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ]  Preliminary Proxy Statement                [ ]  Confidential, for Use of the Commission
                                                Only (as permitted by Rule 14a-6(e)(2))
[X]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-2.

                          NAUTICA ENTERPRISES, INC.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
      (Name of Person(s) Filing Proxy Statement, if other than Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-12.

     (1)  Title of each class of securities to which transaction applies:

        ------------------------------------------------------------------------

     (2)  Aggregate number of securities to which transaction applies:

        ------------------------------------------------------------------------

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

        ------------------------------------------------------------------------

     (4)  Proposed maximum aggregate value of transaction:

        ------------------------------------------------------------------------

     (5)  Total fee paid:

        ------------------------------------------------------------------------

[ ]  Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1)  Amount Previously Paid:

        ------------------------------------------------------------------------

     (2)  Form, Schedule or Registration Statement No.:

        ------------------------------------------------------------------------

     (3)  Filing Party:

        ------------------------------------------------------------------------

     (4)  Date Filed:

        ------------------------------------------------------------------------

                           NAUTICA ENTERPRISES, INC.
                            ------------------------

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                            ------------------------

                                                              New York, New York
                                                                    June 6, 2000

To the Stockholders of
NAUTICA ENTERPRISES, INC.

     The Annual Meeting of Stockholders of Nautica Enterprises, Inc. will be held on July 6, 2000 at the offices of the Company, 40 West 57th Street, New York, New York, at 10:00 a.m. for the following purposes:

     (1) To elect directors to serve until the next annual meeting of stockholders or until their successors are duly elected and qualified; and

     (2) To transact such other business as may properly come before the meeting and any adjournment or adjournments thereof.

     Only stockholders of record at the close of business on May 30, 2000 are entitled to notice of and to vote at the meeting and any adjournment or adjournments thereof.

     STOCKHOLDERS WHO DO NOT EXPECT TO ATTEND THE MEETING IN PERSON, BUT WISH THEIR STOCK TO BE VOTED ON MATTERS TO BE PRESENTED TO THE MEETING, ARE URGED TO REVIEW THE ATTACHED PROXY STATEMENT PROMPTLY AND THEN COMPLETE AND RETURN THE ENCLOSED PROXY IN THE ACCOMPANYING POSTAGE-PAID, ADDRESSED ENVELOPE, OR VOTE BY TELEPHONE OR VIA THE INTERNET BY FOLLOWING THE INSTRUCTIONS FOR VOTING SET FORTH IN THE ATTACHED PROXY STATEMENT AND ON THE PROXY CARD. IF YOU ATTEND THE MEETING, YOU MAY WITHDRAW YOUR PROXY AND VOTE YOUR SHARES PERSONALLY.

                                          By Order of the Board of
                                                 Directors

                                              HARVEY SANDERS,
                                                 Chairman

                           NAUTICA ENTERPRISES, INC.
                              40 WEST 57TH STREET
                            NEW YORK, NEW YORK 10019
                            ------------------------

                                PROXY STATEMENT
                            ------------------------

     This proxy statement is furnished with respect to the solicitation of proxies by the Board of Directors of Nautica Enterprises, Inc. (the "Company") for the Annual Meeting of Stockholders of the Company to be held at 10:00 a.m. on July 6, 2000 and at any adjournment or adjournments thereof, at 40 West 57th Street, 7th floor, New York, New York. The approximate date on which the proxy statement and form of proxy was first sent or given to stockholders was June 6, 2000.

     As of the close of business on May 30, 2000, the date for determining the stockholders of record entitled to notice of and to vote at the Annual Meeting and any adjournment or adjournments thereof, there were issued and outstanding 31,532,171 shares of the Company's Common Stock, the holders thereof being entitled to one vote per share. The presence at the Annual Meeting of a majority of such shares, in person or by proxy, are required for a quorum. All shares that have been properly voted, whether by telephone, Internet or mail, and not revoked, will be treated as being present for the purpose of determining the presence of a quorum at the Annual Meeting and will be voted at the Annual Meeting.

     The form of proxy solicited by the Board of Directors affords stockholders the ability to specify a choice among approval of, disapproval of, or abstention with respect to, each matter to be acted upon at the Annual Meeting. Shares represented by the proxy will be voted and, where the solicited stockholder indicates a choice with respect to any matter to be acted upon, the shares will be voted as specified. If any other matters are properly presented for consideration at the Annual Meeting, the persons named in the proxy will have the discretion to vote on those matters.

     The expense of the solicitation of proxies for the meeting, including the cost of mailing, will be borne by the Company. In addition to mailing copies of the enclosed proxy materials to stockholders, the Company may request persons, and reimburse them for their expenses with respect thereto, who hold stock in their names or custody or in the names of nominees for others to forward copies of such materials to those persons for whom they hold stock of the Company and to request authority for the execution of the proxies. In addition to the solicitation of proxies by mail, it is expected that some of the officers, directors, and regular employees of the Company, without additional compensation, may solicit proxies on behalf of the Board of Directors by telephone, telefax, and personal interview.

     Stockholders of record may vote by telephone, via the Internet or by mail. A toll-free telephone number and web site address are included on the proxy card. For stockholders who choose to vote by mail, a postage-paid envelope is provided.

     Voting by Telephone. Stockholders of record may vote by using the toll-free number listed on the proxy card. Telephone voting is available 24 hours a day. Easy-to-follow voice prompts allow stockholders to vote their shares and confirm that their instructions have been properly recorded. The Company's telephone voting procedures are designed to authenticate stockholders by using individual control numbers provided on each proxy card. Stockholders who vote by telephone need not return the proxy card. Please see the proxy card for specific instructions.

     Voting via the Internet. Stockholders of record may also vote via the Internet as instructed on the proxy card. Internet voting is available 24 hours a day. As with telephone voting, stockholders will be given the opportunity to confirm that votes have been properly recorded. The Company's Internet voting procedures are designed to authenticate stockholders by using individual control numbers provided on each proxy card. Stockholders who vote via the Internet need not return the proxy card. Please see the proxy card for specific instructions.

     Voting by Mail. If a stockholder chooses to vote by mail, the proxy card should be signed, dated and returned in the postage-paid envelope provided. If a proxy card is signed, dated and mailed without indicating how it should be voted, it will be voted as recommended by the Board of Directors.

                             ELECTION OF DIRECTORS

     The persons named in the accompanying proxy intend to vote for the election as directors the eight nominees listed herein. All of the nominees have consented to serve if elected. All directors will be elected to hold office until the next annual meeting of stockholders, and, in each case, each director will serve until his successor is elected and qualified or until his earlier resignation or removal. If a nominee should be unable to act as a director, which is not anticipated, the persons named in the proxy will vote for any nominee who shall be designated by the present Board of Directors to fill the vacancy. Each of the nominees presently serves as a director.

     Set forth below is biographical information for each of the nominees. Unless otherwise indicated, each has served in his stated capacity for the last five years:

     Robert B. Bank, age 53, has been a Director of the Company since 1989. He is President of Robert B. Bank Advisory Services, a venture capital investment firm.

     David Chu, age 45, joined the Company in 1984 and became a Director in 1987. He has served as Executive Vice President of the Company since 1989 and President of Nautica International, Inc. and Nautica Apparel, Inc., each wholly owned subsidiaries of the Company, since 1984. He is a director of Danskin, Inc.

     George Greenberg, age 78, has been a Director of the Company since 1988. He is Vice Chairman and a Director of Guilford Mills, Inc., a textile manufacturer. Mr. Greenberg is the father-in-law of Harvey Sanders, Chairman of the Board and President of the Company.

     Israel Rosenzweig, age 52, has been a Director of the Company since 1990. He is a Senior Vice President of BRT Realty Trust and has served in this capacity since April 1, 1998. On March 31, 2000, Mr. Rosenzweig became President of GP Partners, Inc., a newly organized corporation, which will render advice to a private fund engaged in investing in securities of real estate investment trusts. He was a Director of Bankers Federal Savings FSB, a savings and loan association from 1993 through April 1997, and was its Executive Vice President and Chief Lending Officer from November 1994 through April 30, 1997. From May 1, 1997 to March 31, 1998, Mr. Rosenzweig was associated on a full-time basis with Gould Investors, L.P., a limited partnership which owns a diverse real estate portfolio. He was a Trustee of BRT Realty Trust from 1984 to December 1996, its President and Chief Executive Officer from 1984 to March 1995, and Vice Chairman of its Board from March 1996 to December 1996.

     Harvey Sanders, age 50, has been President, Chief Executive Officer and a Director of the Company since 1977 and Chairman of the Board since October 1993.

     Charles H. Scherer, age 56, has been a Director of the Company since May 1994. He is managing partner of Hughes Hubbard & Reed LLP, an international law firm which provides legal services to the Company.

     John Varvatos, age 45, has been a director of the Company since April 2000. He has served as Senior Vice President of the Company since September 1998 and President of John Varvatos Company since October 1999. From July 1994 to August 1998, he was Senior Vice President of Men's Design for Polo/Ralph Lauren.

     Ronald G. Weiner CPA, age 54, has been a Director of the Company since October 1995. He is President of Perelson Weiner LLP, a certified public accounting firm based in New York City.

     Shares represented by proxies solicited by the Board of Directors will, unless contrary instructions are given, be voted in favor of the election as Directors of the nominees named above. If a stockholder wishes to withhold authority to vote for any nominee, such stockholder can do so by following the directions set forth on the form of proxy solicited by the Board of Directors or on the ballot distributed at the Annual Meeting if such stockholder wishes to vote in person. Directors shall be elected by a plurality vote of the shares of Common Stock present in person or represented by proxy at the meeting. Abstentions and broker non-votes will not have the effect of votes in opposition to a person nominated as a Director.

     During fiscal year 2000, the Board of Directors held six meetings. The Compensation Committee of the Board of Directors is comprised of Messrs. Bank, Rosenzweig and Weiner. The Compensation Committee reviews the Company's compensation policies and practices and develops recommendations with respect to compensation for the Company's senior executives. The Audit Committee of the Board of Directors is comprised of Messrs. Bank, Rosenzweig and Weiner. The Audit Committee reviews the audit plan with the Company's independent accountants, the scope and results of their audit and other related audit and accounting issues. During fiscal year 2000, the Compensation Committee held three meetings and the Audit Committee held one meeting. The Board of Directors as a whole proposes nominees for election to the Board of Directors.

         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

     The following table sets forth certain information regarding ownership of the Company's Common Stock as of May 22, 2000 (May 12, 2000 with respect to FMR Corp.) by all stockholders known to the Company to have been beneficial owners of more than five percent of its Common Stock, by each nominee for Director, by each of the executive officers of the Company included in the Summary Compensation Table below, and all directors and executive officers as a group.

                                                           AMOUNT BENEFICIALLY    PERCENT OF
               NAME OF BENEFICIAL OWNER(1)                     OWNED(2)(3)         CLASS(%)
               ---------------------------                 -------------------    ----------
Robert B. Bank...........................................          71,750               *
David Chu................................................       1,445,416             4.4
George Greenberg.........................................          56,184               *
Paulette McCready........................................          90,400               *
Israel Rosenzweig........................................          28,000               *
Harvey Sanders...........................................       4,418,440            13.4
Charles H. Scherer.......................................          26,000               *
John Varvatos............................................          29,000               *
Ronald G. Weiner.........................................          23,500               *
John Wetzler.............................................         153,800               *
All Directors and Executive Officers as a group..........       6,342,490            18.2
FMR Corp.(4).............................................       3,610,000            11.4
T. Rowe Price Associates, Inc.(5)........................       2,100,600             6.7

---------------
 *  Indicates holdings of less than 1%.

(1) The address for each of the executives named in the table above is c/o Nautica Enterprises, Inc., 40 West 57th Street, New York, New York 10019.

(2) Directly and indirectly. The inclusion of securities owned by others as beneficially owned by the respective nominees and officers does not constitute an admission that such securities are beneficially owned by them. All of the named individuals have, except as set forth in Note 3 below, sole voting and investment powers with respect to the aforesaid shares.

(3) Includes the following shares which may be acquired pursuant to existing stock options which are exercisable on or before July 21, 2000: Robert B. Bank -- 61,750; David Chu -- 1,408,964; George Greenberg -- 22,000; Paulette McCready -- 68,800; Israel Rosenzweig -- 28,000; Harvey Sanders -- 1,282,000; Charles H. Scherer -- 25,000; John Varvatos -- 29,000; Ronald G. Weiner -- 16,000; and, John Wetzler -- 153,800. With respect to Mr. Sanders, includes 1,200,000 shares owned by the Harvey Sanders Grantor Retained Income Trust. Such trust has sole voting and investment power with respect to such shares.

(4) FMR Corp. is deemed to have sole dispositive power with respect to 3,610,000 shares of the Company and sole voting power with respect to no shares. Fidelity Management and Research Company, a wholly owned subsidiary of FMR Corp., is the beneficial owner of the 3,610,000 shares. The address for FMR Corp. and Fidelity Management and Research Company is 82 Devonshire Street, Boston, Massachusetts 02109.

(5) Includes 1,750,000 shares beneficially owned by T. Rowe Price New Horizons Fund, Inc. ("Horizons"). T. Rowe Price Associates ("Associates") serves as an investment advisor to Horizons. Associates is deemed to have sole voting power with respect to 264,800 shares of the Company and sole dispositive power with respect to 2,100,600 shares, and Horizons is deemed to have sole voting power with respect to 1,750,000 shares. The address for Horizons and Associates is 100 East Pratt Street, Baltimore, Maryland 21202.

                  EXECUTIVE COMPENSATION AND OTHER INFORMATION

SUMMARY OF CASH AND CERTAIN OTHER COMPENSATION

     The following table shows, for the fiscal years ended March 4, 2000, February 27, 1999 and February 28, 1998, the cash compensation paid by the Company and its subsidiaries, to the Company's Chief Executive Officer and each of the four most highly compensated executive officers of the Company other than the Company's Chief Executive Officer as of March 4, 2000.

                           SUMMARY COMPENSATION TABLE

                                                                           LONG TERM
                                                           ANNUAL         COMPENSATION
                                                        COMPENSATION         AWARDS
                                                      -----------------   ------------    ALL OTHER
                                                      SALARY     BONUS      OPTIONS      COMPENSATION
         NAME AND PRINCIPAL POSITION           YEAR     ($)       ($)         (#)           ($)(1)
         ---------------------------           ----   -------   -------   ------------   ------------
Harvey Sanders...............................  2000   906,907   756,000     200,000         2,601
  Chairman of the Board,                       1999   846,022   727,900     200,000         2,554
     Chief Executive Officer and President     1998   822,050   921,000     175,000         2,513

David Chu....................................  2000   802,750   604,800     200,000         5,797
  Executive Vice President and                 1999   814,730   582,500     200,000         5,569
     President/CEO -- Nautica International,   1998   796,547   734,900     175,000         5,411
     Inc. and Nautica Apparel, Inc.,
     wholly-owned subsidiaries of the Company

Paulette McCready............................  2000   441,538   225,000     100,000         2,250
  President -- Nautica Jeans Company, Inc.,    1999   379,259   211,000      33,500         2,250
     a wholly-owned subsidiary of the Company  1998   341,089   201,000      25,000         2,250

John Varvatos(2).............................  2000   663,500   330,000     125,000            --
  President -- John Varvatos Company,          1999   277,923   300,000      20,000            --
     a wholly-owned subsidiary of the Company

John Wetzler.................................  2000   315,719   125,000      90,000         2,250
  President -- Nautica Retail USA, Inc.,       1999   293,550   161,000      42,000         2,250
     a wholly owned subsidiary of the Company  1998   285,000   261,000      40,000         2,250

---------------
(1) "All Other Compensation" is comprised of contributions made by the Company to the named executives pursuant to the Company's 401(k) Plan and, with respect to Messrs. Sanders and Chu, additional amounts of $351 and $3,547, respectively, representing the economic value attributable to each of them for split-dollar life insurance.

(2) Mr. Varvatos joined the Company in September 1998 as Senior Vice President, became President of John Varvatos Company in October 1999, and was elected to the Board of Directors in April 2000.

STOCK OPTIONS

     The following table contains information concerning the grant of stock options during fiscal year 2000 under the Company's 1996 Stock Incentive Plan to each of the Company's executives listed in the Summary Compensation Table above receiving stock options during such period.

     The table also illustrates the Grant Date Present Value of those stock options based upon the Black-Scholes Model of Valuation, without giving effect to the non-transferability or vesting requirements of the options.

     No matter what theoretical value is placed on a stock option on the date of grant, its ultimate value will be dependent on the market value of the Company's Common Stock at a future date. If the price of the Company's Common Stock increases, all stockholders will benefit commensurably with the optionees.

                       OPTION GRANTS IN LAST FISCAL YEAR

                                NUMBER OF
                               SECURITIES         % OF TOTAL
                               UNDERLYING       OPTIONS GRANTED    EXERCISE OR                   GRANT DATE
                             OPTIONS GRANTED     TO EMPLOYEES      BASE PRICE     EXPIRATION      PRESENT
           NAME                  (#)(1)         IN FISCAL YEAR       ($/SH)          DATE       VALUE($)(2)
           ----              ---------------    ---------------    -----------    ----------    ------------
Harvey Sanders.............      200,000             11.04            11.28         4/9/09       1,360,000
David Chu..................      200,000             11.04            11.28         4/9/09       1,360,000
Paulette McCready..........      100,000              5.52            11.28         4/9/09         680,000
John Varvatos..............      125,000              6.90            11.28         4/9/09         850,000
John Wetzler...............       90,000              4.97            11.28         4/9/09         612,000

---------------
(1) All options were granted at market value at the date of grant, April 9, 1999, for a term of ten years, subject to earlier termination in certain instances related to termination of employment. All option grants are exercisable cumulatively in five equal annual installments commencing one year following the date of grant.

(2) The amounts shown assume a value based on the Black-Scholes Model of Valuation. The assumptions used were as follows: volatility -- 50%; risk-free rate of return -- 6%; and, assumed time of exercise -- 7 years. No adjustments were made for non-transferability or risk-of-forfeiture. There can be no assurance that the rate of appreciation assumed for purposes of this table will be achieved. The stock options will have no value to the executives named above or other optionees if the price of the Company's Common Stock does not increase above the exercise price of the option.

OPTION EXERCISES AND HOLDINGS

     The following table sets forth information with respect to the Company's executives listed in the Summary Compensation Table above, concerning the exercise of options during the last fiscal year and unexercised options held as of the end of the 2000 fiscal year:

                AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR
                            AND FY-END OPTION VALUES

                                                          NUMBER OF SECURITIES         VALUE OF UNEXERCISED
                                                         UNDERLYING UNEXERCISED        IN-THE-MONEY OPTIONS
                            SHARES                        OPTIONS AT FY-END (#)            AT FY-END ($)
                          ACQUIRED ON       VALUE       -------------------------    -------------------------
          NAME            EXERCISE(#)    REALIZED($)    EXERCISABLE/UNEXERCISABLE    EXERCISABLE/UNEXERCISABLE
          ----            -----------    -----------    -------------------------    -------------------------
Harvey Sanders..........        --              --          1,202,000/470,000            5,010,030/19,000
David Chu...............        --              --          1,328,964/470,000            8,059,667/19,000
Paulette McCready.......     8,400          34,266             42,100/141,600                6,000/ 9,500
John Varvatos...........        --              --              4,000/141,000                    0/11,875
John Wetzler............        --              --            127,400/147,600              151,110/ 8,550

DIRECTOR COMPENSATION

     During fiscal year 2000, each nonemployee Director received compensation of $2,000 for each Board and committee meeting attended, and an annual fee of $20,000. No fees are payable to officers and employees of the Company who serve as Directors. During fiscal year 2000, each of Messrs. Bank, Greenberg, Rosenzweig, Scherer and Weiner were granted 8,000 options at an exercise price of $11.28 per share. The options are exercisable cumulatively in two equal annual installments commencing one year from the date of grant.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

     The Company and Messrs. Sanders and Chu have entered into an agreement that provides that upon the death of either of them, the Company will purchase a portion of the shares of Common Stock of such stockholder. The Company has obtained policies of life insurance on the lives of such stockholders for the purpose of utilizing the proceeds from such insurance for the purchase of the shares. The agreement provides for the Company to purchase the shares of the deceased stockholder at a value which is equal to the average of the last sale price as reported on the National Market List of the NASDAQ (or the closing price if the shares are listed on a national securities exchange) for the thirty trading days prior to the date of death of the deceased stockholder. The Company's obligation to purchase the Common Stock of the deceased stockholder is limited to the life insurance proceeds received by the Company on the death of such stockholder. The agreement also provides, as soon after the death of the stockholder as is practicable, for the filing of a registration statement with the Securities and Exchange Commission for a secondary offering to provide for the sale of the balance of the shares owned by the deceased stockholder.

     Mr. David Chu, Executive Vice President of the Company and President of Nautica Apparel, Inc. and Nautica International, Inc., both wholly-owned subsidiaries of the Company, is entitled to receive 50% of the net income Nautica Apparel, Inc. receives from all royalty income earned with respect to the Nautica name and trademarks. For the fiscal year ended March 4, 2000, Mr. Chu earned net royalty income of $5,747,607. Through a separate arrangement, Mr. Chu is entitled to receive, subject to certain conditions, a design fee of up to 1.5% of the net sales of certain new products. For the year ended March 4, 2000, Mr. Chu received payments of $1,013,724 based upon the net sales of such products.

     During fiscal year 2000, the Company paid $1,227,371 to the law firm of Hughes Hubbard & Reed LLP for professional services rendered to the Company. Samuel Sultanik, Esq., the brother-in-law of Harvey Sanders, Chairman of the Board, Chief Executive Officer and President of the Company, is a partner of Hughes Hubbard & Reed LLP and Charles H. Scherer, Esq., a Director of the Company, is managing partner of Hughes Hubbard & Reed LLP.

     During fiscal year 2000, the Company paid $200,712 to the firm of Chu/Pettersen Interior Design, Inc. for interior design and related services provided to the Company. Mr. Peter Chu, the brother of David Chu, Executive Vice President of the Company, is a stockholder and Vice President in such firm.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Section 16(a) of the Securities Exchange Act of 1934 requires the Company's directors and executive officers, and persons who own more than ten percent of its Common Stock to file reports of ownership and changes in ownership with the Securities and Exchange Commission (the "Commission"). Officers, directors and greater than ten percent stockholders are required by the Commission to furnish the Company with copies of all Section 16(a) forms they file.

     The Company believes that, based solely on its review of the copies of such forms received by it, or written representations from certain reporting persons that no reports on Form 5 were required for those persons, during fiscal year 2000 all filing requirements applicable to its officers, directors and greater than ten percent stockholders were complied with.

EMPLOYEE CONTRACTS AND TERMINATION OF EMPLOYMENT AND CHANGE IN CONTROL ARRANGEMENTS

     The Company has entered into agreements with Messrs. Sanders, Chu and Wetzler providing that in the event of a change in control of the Company, as defined in the agreements, each has the right to receive a lump sum payment upon termination of employment other than for cause or permanent disability or upon resignation for good reason within three years after the change in control. At March 4, 2000, the maximum amount payable to Mr. Sanders, Mr. Chu and Mr. Wetzler under such agreements was $4,957,700, $4,218,200 and $1,413,900, respectively.

     The Company has entered into split-dollar agreements with trusts established by each of Mr. Sanders and Mr. Chu, and with Mr. Varvatos. Pursuant to each of the agreements, the Company pays the annual premium on specified life insurance policies owned by each of the trusts and by Mr. Varvatos, net of the amount of the "economic benefit" attributable to each of the employees. The amount of the premiums paid by the Company constitutes indebtedness from each of the trusts and Mr. Varvatos to the Company and is secured by collateral assignments of each of the insurance policies to the Company. The annual premium payable by the Company for the benefit of Mr. Sanders' trust is $57,232, for Mr. Chu's trust, $48,113 and for Mr. Varvatos, $89,336. Upon termination of each of the agreements, the Company is entitled to receive from each of the trusts the amount equal to the aggregate premiums which it has paid. The face value of the policy for Mr. Sanders' trust is $5,000,000, for Mr. Chu's trust, $4,950,000 and for Mr. Varvatos, $5,000,000.

     The Company has entered into an employment agreement with Mr. Varvatos which provides for continued service by Mr. Varvatos in his present position as President of John Varvatos Company ("JVC") until February 28, 2002, subject to extension for additional three year segments unless either the Company or Mr. Varvatos provides notice of non-extension. During fiscal year 2001, Mr. Varvatos is entitled to receive a salary of $700,000. Thereafter, any increases are determined by the Board of Directors, subject to a minimum increase of no less than 5%. Mr. Varvatos is entitled to annual bonuses in accordance with the Company's policies in effect from time to time. The employment agreement provides that upon a change in control of the Company, as defined in the agreement, Mr. Varvatos has the right to receive a lump sum payment upon his resignation. At March 4, 2000, the maximum amount payable to Mr. Varvatos under such provision was $3,014,700. It also provides that if during the term of employment Mr. Sanders is no longer employed by the Company then the Company shall exercise one of the following options: (i) spin-off to the Company's shareholders the shares of JVC with Mr. Varvatos serving as its Chief Executive Officer; (ii) sell JVC to Mr. Varvatos at fair market value, or (iii) pay to Mr. Varvatos an annual amount equal to 10% of JVC's net income (after taxes) for so long as he remains JVC's Chief Executive Officer. The Company can elect to cease making the annual payments provided for in clause (iii) above by making a lump sum payment to the executive in an amount equal to two times the JVC average annual net income (after taxes) for the prior three years; provided, however, such sum shall not exceed $50 million. Mr. Varvatos has assigned to the Company all of his right, title and interest in and to the names John Varvatos, Varvatos and John Varvatos Company, and any derivations thereof.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     Robert B. Bank, Israel Rosenzweig and Ronald G. Weiner served as members of the compensation committee (the "Compensation Committee") of the Board of Directors during fiscal year 2000.

COMPENSATION COMMITTEE REPORT

     The Compensation Committee of the Board of Directors consists of three non-employee directors. The Committee reviews the Company's executive compensation policies and practices and develops recommendations to the Board with respect to compensation for the Company's senior executives. In fiscal year 1998, the Board adopted an executive compensation program to provide a framework for administering the Company's executive compensation program. The Committee also administers the Company's Incentive Compensation Plan and the 1996 Stock Incentive Plan.

     The goals of the Company's compensation policies are as follows:

     - to attract, retain, reward and motivate executive officers and employees by establishing compensation levels generally competitive with the marketplace;

     - to align executive compensation with the Company's business objectives;

     - to position compensation to reflect the individual's performance as well as the level of responsibility, skill and strategic value of the executive; and

     - to align the interests of the Company's employees with those of its stockholders.

     In setting compensation, the Compensation Committee reviews, with the assistance of independent compensation consultants, available information for similar positions or levels at comparable companies. Such companies include a diverse range of apparel manufacturers with sales within, below and above the range of sales of the Company. The Compensation Committee has adopted a policy to seek to maintain executive compensation within the deduction cap of Section 162(m) of the Internal Revenue Code of 1986, as amended (the "Code").

     The Company's executive compensation program consists of three main components: base salary, cash bonus or incentive awards, and long-term stock-based incentives. Base salaries are determined with reference to a competitive norm and job grades with consideration given to the executive's strategic value, experience, proficiency and performance. Ranges of salary are assigned to each grade with a minimum salary representing the lowest entry level, a midpoint salary representing a market value of experienced good performers and a maximum salary representing the highest value for the most experienced and proficient employees. Cash bonuses to eligible employees are based upon a formula to provide a direct "pay-for-performance" vehicle. The annual bonus also serves to focus executives on those activities that most directly affect shareholder value which are within their control and for which they are held accountable. At the beginning of the fiscal year, specific performance measures and goals are established based upon corporate and/or business unit profitability and individual performance. Each participant is assigned a target bonus award opportunity that relates to his or her level. That target award level represents the level of bonus payment the participant can expect to earn in the event all performance goals are achieved at 100% during the ensuing fiscal year. When performance levels exceed or fall below expectations, actual awards are proportionately increased or decreased from the target, with bonuses "at risk." In fiscal year 2000, the target levels established at the corporate and business unit levels were based upon earnings before income taxes.

     With respect to certain senior executives, including Harvey Sanders, the Chairman of the Board, President and Chief Executive Officer of the Company, David Chu, the Executive Vice President of the Company, and John Varvatos, President of John Varvatos Company, a wholly-owned subsidiary of the Company, annual incentive award opportunities are set in accordance with the Company's Incentive Compensation Plan (the "Plan"). At the start of each fiscal year, the Compensation Committee, in consultation with management, establishes target levels of either earnings before income taxes, net earnings and/or return on equity for the Company or a business unit. In fiscal year 2000, threshold levels of earnings were established. If the designated minimum level of earnings was not achieved, the participants would have received no incentive award for fiscal year 2000 performance under the Plan (although in its discretion, the Compensation Committee could have authorized an award outside of the Plan). During such year, the threshold level was exceeded and the participants received an incremental proportionately greater payment than the minimum. The Compensation Committee has established target levels for fiscal year 2001 based on earnings and has granted incentive award opportunities for such year to each of Messrs. Sanders, Chu and Varvatos.

     The Company's senior executives are eligible to receive stock options and/or restricted stock in accordance with the Company's 1996 Stock Incentive Plan. The objectives of such participation are to align executive and stockholder long term interests and to enable executives to develop a stock ownership position in the Company. The Compensation Committee has the responsibility of granting stock options and restricted stock awards to executive and management employees. In granting stock options, the Compensation Committee takes into account Company performance, subsidiary performance and individual performance, utilizing the same factors as those used in the determination of cash compensation. The Compensation Committee also takes into account the number of options held by an individual and the total number of stock options outstanding. All of the stock options granted to senior executives in fiscal year 2000 were exempt from the deduction cap of Section 162(m) of the Code in accordance with the regulations promulgated thereunder.

     The Chairman of the Board, President and Chief Executive Officer of the Company is Harvey Sanders. The criteria by which the Compensation Committee determines salary, bonus and the grant of stock options for senior executives, as set forth above, is also utilized by the Compensation Committee in determining cash compensation and stock option awards for Mr. Sanders.

                                          Compensation Committee

                                          Robert B. Bank
                                          Israel Rosenzweig
                                          Ronald G. Weiner

PERFORMANCE GRAPH

     The following performance graph assumes $100 invested in Nautica Enterprises, Inc. Common Stock, the NASDAQ Stock Market (U.S.) and S&P Textiles Index on March 1, 1995. Where applicable, it assumes reinvestment of dividends.

             COMPARISON OF FIVE YEAR CUMULATIVE TOTAL RETURN AMONG
           NAUTICA ENTERPRISES, INC., NASDAQ STOCK MARKET (U.S.) AND
         S&P TEXTILES INDEX FOR THE FIVE YEARS ENDED FEBRUARY 29, 2000

                                                                               NASDAQ STOCK MARKET
                                                NAUTICA ENTERPRISES, INC.            (U.S.)                S&P TEXTILES INDEX
                                                -------------------------      -------------------         ------------------
1995                                                     100.00                      100.00                      100.00
1996                                                     197.59                      139.36                      115.66
1997                                                     240.96                      166.28                      162.17
1998                                                     277.71                      227.28                      181.46
1999                                                     144.58                      296.02                      143.95
2000                                                     109.64                      630.81                       94.06

                           APPOINTMENT OF ACCOUNTANTS

     The Board of Directors has selected Grant Thornton LLP as the Company's independent accountants who will make an examination of the accounts of the Company for the year ending March 3, 2001. A representative of Grant Thornton LLP is expected to be present at the annual meeting to respond to appropriate questions and to make a statement if that representative so desires.

                PROPOSALS BY STOCKHOLDERS -- 2001 ANNUAL MEETING

     All proposals by stockholders intended to be presented at the next annual meeting of stockholders (scheduled to be held in July 2001) must be received by the Company at its office at 40 West 57th Street, New York, New York 10019, no later than March 8, 2001 in order to be included in the proxy statement and form of proxy relating to such meeting. All such proposals must comply with applicable Securities and Exchange Commission rules and regulations.

                                 OTHER BUSINESS

     Management is not aware of any matters to be presented at the meeting other than those set forth in this Proxy Statement. However, should any other business properly come before the meeting, or any adjournment or adjournments thereof, the enclosed proxy confers upon the persons entitled to vote the shares represented by such proxies, discretionary authority to vote the same in respect to any such other business in accordance with their best judgment in the interest of the Company.

     MANAGEMENT UNDERTAKES TO PROVIDE ITS STOCKHOLDERS WITHOUT CHARGE, UPON WRITTEN OR VERBAL REQUEST BY ANY SUCH STOCKHOLDER BY FIRST CLASS MAIL WITHIN ONE BUSINESS DAY OF RECEIPT OF SUCH REQUEST, A COPY OF THE COMPANY'S ANNUAL REPORT ON FORM 10-K, INCLUDING THE FINANCIAL STATEMENTS AND SCHEDULE FILED THEREWITH. WRITTEN REQUEST FOR SUCH REPORT SHOULD BE ADDRESSED TO W. DONALD PENNINGTON, CHIEF FINANCIAL OFFICER, NAUTICA ENTERPRISES, INC., 40 WEST 57TH STREET, NEW YORK, NEW YORK 10019. VERBAL REQUESTS SHOULD BE MADE BY TELEPHONE TO SUCH PERSON AT (212) 541-5990.

     Stockholders are urged to vote the enclosed proxy, solicited on behalf of the Board of Directors, or vote by telephone or the via the Internet. Unless a contrary direction is indicated, proxies will be voted for the election as directors of the nominees listed in this Proxy Statement and for the other proposal contained in this Proxy Statement. The proxy does not affect the right to vote in person at the meeting and may be revoked by the stockholder any time prior to its being voted.

                                          By Order of the Board of
                                                 Directors

                                              HARVEY SANDERS,
                                                 Chairman

June 6, 2000

------------------------------------------------------------------------------------------------------------------------------------

                PROXY                                                                                            PROXY

                                        THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS OF

                                                     NAUTICA ENTERPRISES, INC.

                                        PROXY - ANNUAL MEETING OF STOCKHOLDERS, JULY 6, 2000

                     The undersigned hereby appoints Harvey Sanders and David Chu, and each of them, proxies and attorneys-in-fact of the undersigned, with the power to appoint his substitute, and hereby authorizes them to represent and to vote, as designated below, all the shares of common stock of Nautica Enterprises,
                Inc. held of record by the undersigned on May 30, 2000 at the Annual Meeting of Stockholders to be held on July 6, 2000 or any adjournment thereof.

                                          (Continued and to be signed on reverse side.)

------------------------------------------------------------------------------------------------------------------------------------

                                                   /\   FOLD AND DETACH HERE   /\

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                                                     NAUTICA ENTERPRISES, INC.
                               PLEASE MARK VOTE IN OVAL IN THE FOLLOWING MANNER USING DARK INK ONLY.

  [                                                                                                                              ]

   1.  ELECTION OF DIRECTORS:                            For   Withhold   For All
       Nominees:                                         All     All      Except*
       01 Robert B. Bank       02 David Chu
       03 George Greenberg     04 Israel Rosenzweig      [ ]     [ ]        [ ]
       05 Harvey Sanders       06 Charles H. Scherer
       07 John Varvatos        08 Ronald G. Weiner

                                                                       In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting.
*INSTRUCTION: To withhold authority to vote for any individual nominee, write that nominee's name in the blank space below.
                                                                       THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER
                                                                       DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER.  IF NO
                                                                       DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR PROPOSAL "1".

--------------------------------------------------------------------------------  Dated:
|                                                                              |        --------------------------------------------
|                                                                              |
|                                                                              |  --------------------------------------------------
|                                                                              |
|                                                                              |  --------------------------------------------------
|                                                                              |              Signature of Stockholder(s)
|                    THIS SPACE RESERVED FOR ADDRESSING                        |  Please sign exactly as your name or names appear
|                          (key lines do not print)                            |  to the left hereof.  When shares are held by joint
|                                                                              |  tenants, both should sign.  When signing as
|                                                                              |  attorney, as executor administrator, trustee or
|                                                                              |  guardian, please give full title as such.  If a
|                                                                              |  corporation, please sign in full corporate name by
|                                                                              |  President or other authorized officer.  If a
|                                                                              |  partnership, please sign in partnership name by
--------------------------------------------------------------------------------  authorized person.

------------------------------------------------------------------------------------------------------------------------------------

                                                   /\   FOLD AND DETACH HERE   /\
             CONTROLNUMBER
    --------------------------------
    |                              |
    |                              |           YOU CAN VOTE BY TELEPHONE OR INTERNET!
    |                              |
    |         CLEAR AREA           |          AVAILABLE 24 HOURS A DAY * 7 DAYS A WEEK
    --------------------------------

                 Instead of mailing your proxy, you may choose one of the two voting methods outlined below to vote your proxy.  Have this proxy card in hand when you call.

                                                          TO VOTE BY PHONE
                                                          ----------------
                                                 (WITHIN THE U.S. AND CANADA ONLY)

                 -  Call toll free  877-892-7892 from a touch tone telephone.  There is NO CHARGE for this call.
                 -  Enter the six-digit Control Number located above and then follow the voting instructions.
                 -  If you choose to vote as the Board of Directors recommends on the proposal, press 1.
                    When asked please confirm your vote by pressing 1 again.

                                                      TO VOTE ON THE INTERNET
                                                      -----------------------

                 -  Go to the following web site: www.harrisbank.com/wproxy
                 -  Enter the information requested on your computer screen, including your six-digit Control Number located above, then follow the voting instructions on the screen.

                            IF YOU VOTE BY TELEPHONE OR THE INTERNET, DO NOT MAIL BACK THIS PROXY CARD.
                         PROXIES SUBMITTED BY TELEPHONE OR THE INTERNET MUST BE RECEIVED BY 12:00 MIDNIGHT,
                                                   CENTRAL TIME, ON JULY 5, 2000.

                                                       THANK YOU FOR VOTING!
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